Exhibit 99.1

Rosetta Resources Inc.
February 12, 2014
Jim Craddock
Chairman, Chief Executive Officer and President
2014 Energy Summit

Forward-Looking Statements and Terminology Used

Leverage High-Grade Asset Base
• Grow core area in Permian Basin focused on horizontal applications
• Maintain position as a leading operator in the high-return Eagle Ford play
• Develop combined inventory of approximately 790 MMBoe in liquids-rich Eagle
 Ford and oil-weighted Permian Basin

Successfully Execute Business Plan	• Grow total production and liquids volumes while applying cross-basin knowledge • Maintain competitive overall cost structure and margins • Capture firm transportation and processing capacity

Test Future Growth Opportunities
• Currently testing Eagle Ford benches
• Assess and test Austin Chalk potential
• Testing Permian horizontal Wolfcamp benches
• Assessing Permian horizontal Bone Spring potential
• Assessing Gaines County acreage in Midland Basin
• Pursue new growth targets through bolt-on acquisitions in core areas

Maintain Financial Strength & Flexibility	• Actively manage and monitor use of debt • Maintain adequate liquidity throughout cycles • Manage exposure to commodity price risk through prudent hedging program

Company Strategy - Key Elements

2013 Highlights

2014 Capital Program ($1.1 Billion1)

1. 2014 Guidance; Includes capitalized interest and other corporate costs; Excludes acquisition capital.

Rosetta Resources Asset Overview

Strong Growth Track Record

Reeves County Bolt-On Acquisition
Announced January 30, 2014
• Rosetta to acquire ~5,078 net acres from several
 private parties, located in Delaware Basin in Reeves
 County
 • Entered into definitive agreement on Dec 30, 2013
 • Purchase Price: $85 million, subject to customary
 closing conditions
• Expected to close on or about Feb 28, 2014
• Includes 13 gross producing wells (11 operated)
 • Average WI in operated producing wells ~96%
 • Dec 2013 production ~1,000 Boe/d net
• Adds 49 net (145 gross) future horizontal upper
 Wolfcamp locations
• Increases interest in select current holdings
 improving operated lease position
• Provides upside potential in Bone Spring and lower
 Wolfcamp benches
Delaware Basin - Reeves County
Rosetta’s Current Acreage Position
Primary area of
bolt-on acquisition

EAGLE FORD CORE AREA

Gates Ranch
~26,200 net acres in Webb County
4Q 2013: 16 completions
1. Under current 55-acre spacing assumptions
2. Based on 5,000’ lateral length and 15-stage completion
9 miles

55 wells
Our largest continuous group
of producing wells spaced on
55 acres
Well Performance on 55 acres
Compared to similar offsetting wells spaced at 100 acres
The 55 wells are performing in line with 33 comparable
offsetting wells albeit at anticipated lower condensate yields.
First row offset wells were drilled and completed early in the development of the area and spaced on 100 acres …

Gates Ranch
“Upper Eagle Ford” Pilots

475’
1st Pilot
2nd Pilot
3rd
Pilot

Gates Ranch Development Timeline
Eagle Ford Producing Wells By Year with EUR expectations

PERMIAN BASIN CORE AREA

Permian - Reeves County
Upper Wolfcamp Horizontal Type Curve

*All production data normalized to 5,000' lateral length
Note: Rosetta reports reserves and production in 3-stream, however to compare offsetting wells with 2-stream public data, 2-stream data is being used on this chart
P50 Type Curve
Average Well Costs ($MM):	$8.5
30-Day IP Boepd (gross):	1,090
Composite EUR Mboe (gross):	550
% Oil:	74%
% NGL:	10%

Well Cost Performance - Permian Horizontals

Well Cost Performance - Permian Verticals

Attractive Well Economics (Typical Well)

$37.10
$83.33
X
$109.63
$93.13
$88.58
Commodity Derivatives Position - February 4, 2014

$84.40
$31.87

Liquidity
Adequate liquidity available to fund 2014 $1.1 billion capital program

Investment Summary
• Drill-bit focused producer with large acreage positions in liquids-rich Eagle Ford and oil-weighted Permian Basin plays
• Attractive core Delaware Basin position
• Successful operator in the high-return Eagle Ford area
• Large inventory of future growth opportunities
• Financial strength and flexibility; conservative philosophy

“Rosetta Resources - Building Rock Solid Value”